                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       CV THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     6.  Amount Previously Paid:
         -----------------------------------------------------------------------
     7.  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     8.  Filing Party:
         -----------------------------------------------------------------------
     9.  Date Filed:
         -----------------------------------------------------------------------

                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1999

                            ------------------------

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CV Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 11, 1999 at 9:00 a.m. local time at 3172 Porter Drive, Palo Alto, California 94304 for the following purpose:

        1. To elect three directors to hold office until the 2002 Annual Meeting of Stockholders.

        2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                                          [LOGO]
                                          Alan C. Mendelson
                                          Secretary

Palo Alto, California
March 30, 1999

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA 94304

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of CV Therapeutics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 11, 1999, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices, 3172 Porter Drive, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about March 30, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 12, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 12, 1999, the Company had outstanding and entitled to vote 11,246,044 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended is December 1, 1999. Pursuant to the Company's By-laws, stockholders who wish to bring matters or propose nominees for director at the Company's 2000 annual meeting of stockholders must provide specified information to the Company between February 1, 2000 and March 12, 2000 (unless such matters are to be included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended).

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Except as otherwise provided by law, vacancies on the Board shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders, unless the Board of Directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members. There were three directors in the class whose term of office expires in 1999. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

    DAVID P. HOLVECK has served as a director of the Company since November 1997. Mr. Holveck has served as the Chief Executive Officer of Centocor, Inc., a biotechnology company, since 1992 and has worked with Centocor, Inc. since 1983. He has also served as a member of Centocor, Inc.'s board of directors since 1994. Mr. Holveck holds a B.S. in education/science from West Chester University.

    BARBARA J. MCNEIL, M.D., PH.D., has served as a director of the Company since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since July 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, she has been a professor of radiology at both Harvard Medical School and Brigham and Women's Hospital in Boston. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

    J. LEIGHTON READ, M.D., has served as a director of the Company since September 1992. Dr. Read founded Aviron, a biopharmaceutical company and has served as its Chairman and Chief Executive Officer since April 1992. From July 1991 to July 1993, Dr. Read was a principal with Interhealth Limited, an investment partnership. From January 1989 to July 1991, Dr. Read served as a managing director of Affymax N.V., a biopharmaceutical company, which he co-founded in 1989. Dr. Read holds a B.S. in biology and psychology from Rice University and an M.D. from the University of Texas Health Science Center at San Antonio.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

    LOUIS G. LANGE, M.D., PH.D., was a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since August 1992. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997, a member of the governing body of BIO's Emerging Company Section since February 1999 and a member of the Board of Directors of Cardiac Pathways Corporation since February 1998. From July 1980 to August 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from May 1985 to August 1992, and as a full Professor of Medicine from July 1990 until August 1992. Dr. Lange is internationally recognized as an expert in the field of molecular mechanisms of cardiovascular disease. He holds an M.D. from Harvard Medical School and a Ph.D. in biochemistry from Harvard University.

    ISAAC STEIN has served as a director of the Company since March 1995. Since its inception, Mr. Stein has served as the president of Waverley Associates, Inc., a private investment firm, which he founded in 1983. In addition, Mr. Stein currently serves as Chairman of UCSF-Stanford Health Care, which operates the clinical facilities of Stanford and UCSF. Mr. Stein is also a Trustee of Stanford University. From February 1993 to February 1994, Mr. Stein served as a special assistant to the President of Stanford University. From July 1990 to December 1992, he served as Chairman of Esprit de Corp., an apparel company, and from March 1991 to February 1992, he served as its acting President and Chief Executive Officer. Mr. Stein currently serves as a director of ALZA Corporation, The Benham Group and Raychem Corporation. Mr. Stein holds a B.A. in economics and mathematics from Colgate University, an M.B.A. from Stanford Business School and a J.D. from Stanford Law School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

    THOMAS L. GUTSHALL has served as a director of the Company since December 1994. Since August 1996, Mr. Gutshall has served as the Chief Executive Officer of Cepheid Corporation, a diagnostics company. From January 1995 to September 1996, he served as President and Chief Operating Officer of the Company. From June 1989 until December 1994, Mr. Gutshall served as Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall earned a B.S. in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

    COSTA G. SEVASTOPOULOS, PH.D., has served as a director of the Company since October 1992. Since May 1994, Dr. Sevastopoulos has been an independent consultant and a limited partner of Delphi Ventures I and II, both venture capital partnerships. From April 1988 to April 1994, he served as a general partner of Delphi BioVentures, a venture capital partnership, which he co-founded. Dr. Sevastopoulos currently serves as Chairman of the Board of Directors of Ixsys, Inc. and Idun Pharmaceuticals, Inc., both privately held biopharmaceutical companies. He holds a B.S. in physics from the University of Athens, Greece, an M.S. in electrical engineering from the California Institute of Technology, an M.B.A. from the

European Institute of Business Administration in Fontainebleau, France, and a Ph.D. in molecular biology from the University of California at Berkeley.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1998, the Board of Directors held four (4) meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) non-employee directors:
Messrs. Stein and Gutshall and Dr. McNeil. During the fiscal year ended December 31, 1998, it met two (2) times.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three (3) non-employee directors: Mr. Holveck and Drs. Read and Sevastopoulos. During the fiscal year ended December 31, 1998, it met three (3) times.

    During the fiscal year ended December 31, 1998, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively, except for Barbara J. McNeil who attended two of four meetings. Dr. McNeil suffered from a temporary medical condition that prevented her attendance at two Board meetings. Dr. McNeil has fully recovered.

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 12, 1999 by: (i) each stockholder who is known by the Company based on publicly available records to own beneficially more than 5% of the Common Stock; (ii) the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 1998 (the "Named Executive Officers"); (iii) each director and nominee for director; and (iv) all directors and executive officers of the Company as a group.

                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED(1)
                                                                                              -----------------------
                                                                                                            PERCENT
BENEFICIAL OWNER                                                                                NUMBER     OF TOTAL
--------------------------------------------------------------------------------------------  ----------  -----------
Biotech Target S.A. ........................................................................   1,969,647       17.51%
  Swiss Bank Tower
  Panama 1
  Republic of Panama

Zesiger Capital Group LLC(2) ...............................................................     884,800        7.87%
  320 Park Avenue
  New York, NY 10022

FMR Corp. ..................................................................................     800,000        7.11%
  82 Devonshire Street
  Boston, MA 02109

Entity affiliated with Biogen, Inc. ........................................................     669,857        5.96%
  St. Paul's Gate
  New Street
  St. Helier Jersey JE48Z
  Channel Islands

Louis G. Lange, M.D., Ph.D.(3)..............................................................     317,943        2.83%

Andrew A. Wolff, M.D.(4)....................................................................      60,160           *

Thomas L. Gutshall(5).......................................................................      64,553           *

Isaac Stein(6)..............................................................................      50,073           *

Costa G. Sevastopoulos, Ph.D.(7)............................................................      34,373           *

J. Leighton Read, M.D.(8)...................................................................      33,221           *

Barbara J. McNeil, M.D., Ph.D.(9)...........................................................      28,499           *

David P. Holveck(10)........................................................................      20,000           *

Richard M. Lawn(11).........................................................................      51,953           *

Daniel K. Spiegelman(12)....................................................................      25,616           *

Cynthia L. Clark(13)........................................................................      13,300           *

All directors and executive officers as a group (12 persons)(14)............................     723,645        6.43%

------------------------

   * Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the

     Company, all persons named in the table above have sole voting and investment power with respect to all shares of Common Stock, shown as beneficially owned by them. Percentage of beneficial ownership is based on 11,246,044 shares of Common Stock outstanding as of March 12, 1999, adjusted as required by rules promulgated by the SEC.

 (2) Zesiger Capital Group LLC has dispositive power pursuant to authority granted by its investment clients. Zesiger Capital Group LLC disclaims beneficial ownership of all such shares.

 (3) Includes 176,316 shares issuable upon the exercise of options as of May 11, 1999. Also, includes 7,500 shares held in the Louis Lange Family Trust. Dr. Lange disclaims beneficial ownership of the shares held in the Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

 (4) Includes 59,400 shares issuable upon the exercise of options as of May 11, 1999.

 (5) Includes 37,214 shares issuable upon the exercise of options, 5,557 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued. Also includes 26,125 shares held in the Gutshall Family Trust and 500 shares issuable upon the exercise of an outstanding warrant held in the Gutshall Family Trust exercisable within 60 days of March 12, 1999.

 (6) Includes 35,074 shares issuable upon the exercise of options, 2,557 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued. Also, includes 4,375 shares held in the Stein 1995 Revocable Trust and 625 shares issuable upon the exercise of an outstanding warrant held in the Stein 1995 Revocable Trust exercisable within 60 days of March 12, 1999.

 (7) Includes 33,730 shares issuable upon the exercise of options, 2,557 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued.

 (8) Includes 25,500 shares issuable upon the exercise of options, 2,557 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued.

 (9) Includes 26,000 shares issuable upon the exercise of options, 2,557 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued.

 (10) Includes 20,000 shares issuable upon the exercise of options, 8,334 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued.

 (11) Includes 25,600 shares issuable upon the exercise of options, 5,250 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued.

 (12) Includes 21,000 shares issuable upon the exercise of options as of May 11, 1999.

 (13) Represents 13,300 shares issuable upon the exercise of options as of May 11, 1999.

 (14) Includes 493,659 shares issuable upon the exercise of options and warrants held by all directors and executive officers that are exercisable within 60 days of March 12, 1999, 29,369 shares of which would be subject to repurchase by the Company as of May 11, 1999, if issued. See footnotes
      (3)-(13).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that 2 reports, covering an aggregate of 2 transactions, were filed late by Dr. Lange.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The names of the executive officers and key employees of the Company and their ages as of March 12, 1999 are as follows:

NAME                                               AGE                                POSITION
---------------------------------------------      ---      ------------------------------------------------------------
Louis G. Lange, M.D., Ph.D...................          50   Chairman of the Board and Chief Executive Officer
Daniel K. Spiegelman.........................          40   Vice President, Chief Financial Officer
Brent K. Blackburn, Ph.D.....................          38   Vice President, Developmental Research
Richard M. Lawn, Ph.D........................          51   Vice President, Discovery Research
Andrew A. Wolff, M.D.........................          43   Vice President, Clinical Research and Development
Cynthia L. Clark, Esq........................          36   General Counsel

------------------------

    DANIEL K. SPIEGELMAN has served as Vice President, Chief Financial Officer for the Company since January 1998. From July 1991 until January 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding the position of treasurer from December 1996 to January 1998, assistant treasurer from July 1992 to December 1996, and treasury manager from July 1991 to July 1992. Mr. Spiegelman holds a B.A. in economics from Stanford University and an M.B.A. from Stanford Graduate School of Business.

    BRENT K. BLACKBURN, PH.D., has served as Vice President, Developmental Research since October 1997. From September 1989 until September 1997, Dr. Blackburn served in the Research Department at Genentech, Inc. From September 1993 to September 1997, Dr. Blackburn also served as the project team leader for the oral GPII(b)III(a) antagonist project, a cardiovascular product, in the Development Department at Genentech, Inc. Dr. Blackburn holds a Ph.D. in chemistry from the University of Texas in Austin and a B.S. in chemistry from Texas Christian University.

    RICHARD M. LAWN, PH.D., has served as Vice President, Discovery Research for the Company since October 1997. From August 1992 until October 1997, he served on a part-time basis as Vice President, Molecular Cardiology for the Company. From October 1990 to October 1998, Dr. Lawn also served as a Professor of Medicine at Stanford University School of Medicine. From January 1980 until October 1990, Dr. Lawn served as a senior scientist and later as a staff scientist at Genentech, Inc. Dr. Lawn has been a pioneer in the cloning of genes involved in coagulation and heart disease, including globin genes and genes for anti-hemophilia factor VIII. He was a post-doctoral fellow at the California Institute of Technology and received a Ph.D. in molecular, cellular and developmental biology from the University of Colorado and a B.A. in astronomy from Harvard College.

    ANDREW A. WOLFF, M.D., has served as Vice President of Clinical Research and Development for the Company since September 1996. From September 1994 to September 1996, Dr. Wolff served as Vice President of Clinical Research for the Company. From June 1993 until September 1994, Dr. Wolff served as the Executive Director of Medical Research and New Molecules Clinical Programs Leader for Syntex, a pharmaceutical and healthcare company. From July 1990 until June 1993, Dr. Wolff served as the Director, Department for Cardiovascular Therapy for Syntex. In addition, from August 1992 to February 1993, he served as the acting Associate Director for Europe for the Institute for Cardiovascular and Central Nervous System Clinical Research, Maidenhead, England. Since June 1988, Dr. Wolff has also served as an Assistant Clinical Professor of Medicine in the Cardiology Division of the University of California, San Francisco. He holds an M.D. from the Washington University Medical School.

    CYNTHIA L. CLARK, ESQ., has served as General Counsel for the Company since October 1997. From December 1995 to September 1997, Ms. Clark served as a consultant to start-up biotechnology companies and other technology companies, including serving as President for Bell Atlantic Internet Solutions--

North, Inc., an Internet service provider, from June 1997 to April 1998. From August 1994 to December 1995, Ms. Clark served as General Counsel to Univax Biologics, Inc., a biotechnology company. From June 1992 to March 1994, Ms. Clark served as Senior Corporate Counsel for Comprehensive Technologies International, Inc., a government contracts and technology company. Ms. Clark earned a B.A. in mathematics and government from Wesleyan University and a J.D. from Washington College of Law, American University.

    See "Election of Directors--Directors Continuing in Office Until the 2000 Annual Meeting" for a brief description of the education background and business experience of Dr. Lange.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

    The Company's directors receive $1,000 per meeting of the Board of Directors attended. Directors may also be reimbursed for reasonable expenses in connection with attendance at Board and committee meetings.

    Each non-employee director of the Company receives stock option grants under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). On September 23, 1996, the Board of Directors amended and restated, and on October 29, 1996, the stockholders approved, the amended and restated Directors' Plan. On May 6, 1998, the Board of Directors further amended the Directors' Plan, which amendment did not require stockholder approval, increasing the number of shares to be granted annually to the non-employee directors of the Company ("Non-Employee Directors") from 5,000 shares to 7,500 shares. There are currently 250,000 shares of Common Stock authorized for issuance under the Directors' Plan.

    The Directors' Plan provides for automatic grants of options to purchase shares of Common Stock to Non-Employee Directors. Pursuant to the terms of the Directors' Plan, each Non-Employee Director is automatically granted an option to purchase shares of Common Stock. On September 8, 1996, each Non-Employee Director was granted an option to purchase 5,000 shares. These options vest at the rate of 1/36 per month. Upon the amendment and restatement of the Directors' Plan in September 1996, each Non-Employee Director was granted an additional option to purchase 15,000 shares. Each subsequently elected Non-Employee Director has and will also be granted an option to purchase 15,000 shares at his or her election. These options for 15,000 shares vest as to 33.33% of the shares 12 months from the date of grant, and at the rate of 1/36 per month thereafter, if the Non-Employee Director provides services to the Company or its affiliates through the applicable vesting date. In addition, at the Annual Meeting of the Company's stockholders in 1998, each Non-Employee Director was granted an option to purchase 5,000 shares, and at the Annual Meeting of the Company stockholders in 1999, each Non-Employee Director will be granted an option to purchase 7,500 shares; both the 1998 and 1999 option grants will vest 12 months from the date of grant if the Non-Employee Director provides services to the Company or its affiliates through such date.

    The exercise price of options granted under the Directors' Plan must equal the fair market value of the Common Stock on the date of grant; provided, however, that prior to the September 1996 amendment and restatement of the Directors' Plan, the exercise price of options granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates was 110% of the fair market value on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from date it was granted.

    As of March 12, 1999, options to purchase approximately 174,500 shares of Common Stock had been granted under the Directors' Plan, 13,582 shares of Common Stock has been issued upon the exercise of options, options to purchase 11,918 shares of Common Stock were cancelled, options to purchase 149,000 shares of Common Stock were outstanding and 87,418 shares remained available for future grant.

    Upon certain changes in control of the Company, outstanding options will be assumed or substituted by the surviving corporation. The Directors' Plan will terminate in September 2006, unless earlier terminated by the Board.

    Under the terms of a Separation and Consulting Agreement between the Company and Thomas L. Gutshall, the Company accepted Mr. Gutshall's resignation as President and Chief Operating Officer effective September 2, 1996 and Mr. Gutshall agreed to continue to serve as a member of the Company's Board of Directors and to serve as a consultant to the Company through December 31, 1998. Pursuant to this agreement, Mr. Gutshall received $38,500 and $42,000 as compensation for his consulting services in the fiscal years ended December 31, 1998 and December 31, 1997, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth for the fiscal years ended December 31, 1996, 1997 and 1998 certain compensation awarded or paid to, or earned by, the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                 ANNUAL COMPENSATION               COMPENSATION
                                                     --------------------------------------------   SECURITIES      ALL OTHER
                                                                                   OTHER ANNUAL     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR      SALARY($)      BONUS($)    COMPENSATION($)    OPTIONS (#)        ($)
----------------------------------------  ---------  ------------  ------------  ----------------  -------------  -------------
Louis G. Lange, M.D., Ph.D..............       1996       250,000        25,000(1)          94,242(2)      65,000           --
  Chairman of the Board and                    1997       257,500        50,900(3)         115,913(4)      30,000           --
  Chief Executive Officer                      1998       277,917        50,000(5)          40,000(6)     100,000

Andrew W. Wolff, M.D....................       1996       184,000        10,000(7)              --      22,500              --
  Vice President, Clinical                     1997       196,000        30,000(8)              --      15,000              --
  Research and Development                     1998       215,000        20,000(9)              --      50,000              --

Richard M. Lawn, Ph.D...................       1997        85,923 10)       38,333 11)              --      25,000           --
  Vice President,                              1998       183,750        15,000 12)              --      30,000
  Discovery Research

Daniel K. Spiegelman ...................       1998       181,266        53,500 13)              --      75,000             --
  Chief Financial Officer

Cynthia L. Clark, Esq...................       1997        41,250 14)       12,500 15)              --      35,000        3,818(16)
  General Counsel                              1998       167,250         2,500 17)              --          --             --

------------------------

 (1) Represents the dollar value of shares awarded in 1997 based upon Dr. Lange's performance in 1996. The dollar value was calculated by multiplying the market value on the day prior to the date of grant ($8.50) by the number of shares awarded.

 (2) Consists of $92,880 forgiven on loan obligations and $1,362 paid to satisfy related tax obligations. See "Certain Transactions."

 (3) Paid in 1998 based upon Dr. Lange's performance in 1997.

 (4) Consists of $50,000 of mortgage assistance and $65,913 paid to satisfy tax obligations.

 (5) Paid in 1999 based upon Dr. Lange's performance in 1998.

 (6) Represents mortgage assistance.

 (7) Represents the dollar value of shares awarded in 1997 based upon Dr. Wolff's performance in 1996. See footnote (1) for calculation of stock award.

 (8) Paid in 1998 based upon Dr. Wolff's performance in 1997.

 (9) Paid in 1999 based upon Dr. Wolff's performance in 1998.

 (10) Dr. Lawn commenced employment with the Company in October 1997.

 (11) Consists of $25,000 sign-on bonus and $13,333 paid in 1998 based upon Dr. Lawn's performance in 1997.

 (12) Paid in 1999 based upon Dr. Lawn's performance in 1998.

 (13) Consists of $25,000 paid in 1999 based upon Mr. Spiegelman's performance in 1998, a $15,000 sign-on bonus and the dollar value of shares awarded in 1998 upon Mr. Spiegelman's hiring. The dollar value was calculated by multiplying the market value on the day prior to date of grant ($9.00) by the number of shares awarded.

 (14) Ms. Clark commenced employment with the Company in October 1997.

 (15) Consists of $10,000 sign-on bonus and $2,500 paid in 1998 based upon Ms. Clark's performance in 1997.

 (16) Represents relocation expense.

 (17) Paid in 1999 based upon Ms. Clark's performance in 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The Company grants options to its executive officers under the 1992 Stock Option Plan (the "1992 Plan") and its 1994 Equity Incentive Plan (the "Incentive Plan") (collectively, the "Plans"). As of March 12, 1999, options to purchase 1,282,736 shares were outstanding under the Plans and options to purchase 485,921 shares remained available for grant. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1998 to each of the Named Executive Officers:

                                                           INDIVIDUAL GRANTS (1)
                                                        ----------------------------
                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                         PERCENTAGE OF                                ANNUAL RATES OF
                                            NUMBER OF    TOTAL OPTIONS                                  STOCK PRICE
                                           SECURITIES     GRANTED TO                                 APPRECIATION FOR
                                           UNDERLYING    EMPLOYEES IN     EXERCISE                    OPTION TERM (4)
                                             OPTIONS      FISCAL YEAR       PRICE     EXPIRATION   ---------------------
NAME                                       GRANTED (#)      (%)(2)        ($/SH)(3)      DATE       5% ($)     10% ($)
-----------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
Louis G. Lange, M.D., Ph.D...............     100,000(5)         18.8%        9.375     04/22/08     589,589   1,494,134
Andrew A. Wolff, M.D.....................      50,000(5)          9.4         9.375     04/22/08     294,794     747,067
Richard M. Lawn, Ph.D....................      30,000(5)          5.6         9.375     04/22/08     176,877     448,240
Daniel K. Spiegelman.....................      50,000(5)          9.4          9.00     01/05/08     283,003     717,184
                                               25,000(5)          4.7         9.375     04/22/08     147,397     373,533
Cynthia L. Clark, Esq....................          --             --             --           --          --          --

------------------------

(1) Each grant listed in this table was granted under the Incentive Plan, however, the Company has, in the past, also granted options to its executive officers under the 1992 Plan. The terms of a stock option granted under the Plans generally may not exceed 10 years. Options granted pursuant to the Plans become exercisable at a rate specified in the option agreement. Options may include provisions allowing exercise of any part or all of the options prior to full vesting. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. The exercise price of options granted under the Plans is determined by the Board of Directors; provided, that, in the case of an incentive stock option, the exercise price cannot be less than 100% of the fair market value of the Common Stock on the date of grant, and in the case of nonstatutory stock option, the exercise price cannot be less than 85% of the fair market value of the Common Stock on the date of grant. Upon certain changes in control of the Company, not subject to Board approval, outstanding options shall be fully vested and shall be assumed, substituted or continued by the surviving corporation or parent thereof. In the event the surviving corporation or its parent refuses to assume, substitute or continue such option, then such options shall be terminated if not exercised prior to the change of control.

(2) Based on an aggregate of options to purchase 533,000 shares of the Company's Common Stock granted to employees and directors of, and consultants to, the Company during the fiscal year ended December 31, 1998, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the market price of the Company's Common Stock on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

(5) Twenty percent (20%) of the option vests one year from the vesting commencement date, with subsequent vesting at a rate of 1.66% per month for the next twenty-four (24) months and 3.33% per month for the remaining twelve (12) months. The option expires ten years from the date of grant or earlier upon termination of employment.

AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND DECEMBER 31, 1998 OPTION VALUES

    The following table sets forth the number and value of securities underlying unexercised options held by each of the Named Executive Officers at December 31, 1998.

                                                                              NUMBER OF
                                                                              SECURITIES            VALUE OF
                                                                              UNDERLYING           UNEXERCISED
                                                                             UNEXERCISED          IN-THE-MONEY
                                                   SHARES                     OPTIONS AT           OPTIONS AT
                                                  ACQUIRED       VALUE    DECEMBER 31, 1998     DECEMBER 31, 1998
                                                     ON        REALIZED    VESTED/UNVESTED     VESTED/UNVESTED ($)
NAME                                            EXERCISE (#)    ($) (1)          (2)                   (3)
----------------------------------------------  -------------  ---------  ------------------  ---------------------
Louis G. Lange, M.D., Ph.D....................       12,500    $  57,750    141,433/165,017        317,673/105,788
Andrew W. Wolff, M.D..........................           --           --      43,375/74,125          83,419/34,706
Richard M. Lawn...............................           --           --      30,391/55,109          69,855/15,770
Daniel K. Spiegelman..........................           --           --           0/75,000                    0/0
Cynthia L. Clark, Esq.........................           --           --       9,800/25,200                    0/0

------------------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2) Reflects shares vested and unvested at December 31, 1998. Certain options granted under the Incentive Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3) Based on the fair market value of the Company's Common Stock at December 31, 1998 ($4.75) minus the exercise price of the options.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. During the year ended December 31, 1998 and until May 6, 1998, the Committee consisted of directors Samuel D. Colella, Costa
G. Sevastopoulos, Ph.D. and J. Leighton Read, M.D., all of whom are non-employee directors. After May 6, 1998, the Committee consisted of David P. Holveck and Drs. Read and Sevastopoulos, all of whom are non-employee directors. The Committee annually evaluates the performance, and determines the compensation, of the Company's Chief Executive Officer and the other executive officers based upon a combination of several factors: of the achievement of corporate goals, individual performance and comparisons with other biotechnology and biopharmaceutical companies. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 1998.

COMPENSATION PHILOSOPHY

    The goals of the Company's compensation policies are to attract and retain the highest quality executives, reward them for achieving the Company's goals and objectives, and to motivate them to contribute to the long-term success and value of the Company for stockholders. Compensation for the Company's executive officers consists of a base salary and potential bonus, as well as potential incentive compensation through stock options and stock ownership. The Company awarded cash and stock bonuses pursuant to a formal incentive bonus plan as set forth below. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

BASE SALARY

    The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within the Company's principal competitors, in accordance with published biopharmaceutical and biotechnology compensation survey information, and other internal considerations. Based on such surveys, the executive officers' salaries are set in the mid-range compared with other biotechnology and biopharmaceutical companies. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

BONUSES

    All regular employees (including executive officers) of the Company were eligible to receive cash bonuses in 1999 based upon achievement of individual and corporate goals in 1998. The amounts of such bonuses for executive officers other than the Chief Executive Officer were based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee and the Board of Directors. The amounts of such bonuses for the Chief Executive Officer were determined by

------------------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

the Compensation Committee subject to the review and approval of the Board of Directors. The Company makes determinations with respect to bonuses based upon a subjective assessment of a variety of factors, both personal and corporate. These factors include, in order of importance, the progress of the Company in fulfilling its yearly performance objectives and the individual performance of each executive officer and a comparison with other biotechnology and biopharmaceutical companies. The Company's key goals in 1998 included advancing the Company's lead products through development and clinical testing within the budget established by the Board of Directors, recruiting high quality management team, planning and entering into appropriate collaborative arrangements with pharmaceutical and biotechnology companies relating to the development of additional products and securing additional capital to enable the Company to fund operations through 1999. In December 1998, the Company reviewed the corporate goals and determined that 50% of the 1998 goals had been achieved.

LONG-TERM INCENTIVES

    The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Equity Incentive Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate executives to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the progress of the Company in fulfilling its yearly performance objectives, individual performance of the executive officer and the past and anticipated future contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years, including the number of unvested options, are also taken into consideration. Consistent with these policies, the Committee granted options to purchase 280,000 shares of Common Stock to five Executive Officers during 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 1998, Louis G. Lange received a base salary of $277,917. Dr. Lange's salary was determined on the basis of negotiations between the Board of Directors and Dr. Lange with due regard for his qualifications, experience, prior salary, and competitive salary information. Dr. Lange's base salary for 1998 was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. In awarding stock options, the Committee considered Dr. Lange's performance, the overall contribution to the Company and the Company's achievement of its performance objectives, the number of unvested options and total number of options to be granted. In 1998, Dr Lange received an option to purchase 100,000 shares of Common Stock. In addition, Dr. Lange received a cash bonus of $50,000 in 1999 which was paid for his performance during 1998. As with other executive officers, total compensation was based, in part, on the Company's accomplishments and Dr. Lange's contribution thereto, including continuation of the Phase III clinical program for ranolazine, selecting a commercialization strategy for ranolazine, publishing the Phase II results for ranolazine, completing the Phase II GFR study for Adentri and receiving the PAS milestone loan from Biogen related thereto, initiating the Phase II diuretic comparator trial, filing the IND for CVT-510, obtaining a U.S. patent for CVT-510, and initiating the Phase I trial for CVT-510, identifying additional clinical candidates, and completing a financing.

SECTION 162(m)

    The Board has considered the potential effect of Section 162(m) of the Internal Revenue Code of 1996, as amended, on compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for each of the executive officers named in the proxy statement. Compensation above $1 million may be deducted if it is "performance-based compensation." The Committee has determined that, where practical, stock options granted under the Company's 1994 Equity Incentive Plan with an exercise price of at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation;" provided, however, that options to purchase Common Stock granted to certain executive officers in 1997 may not be eligible for such treatment.

    From the 1998 members of the Compensation Committee of CV Therapeutics, Inc.

                                David P. Holveck
                         Costa G. Sevastopoulos, Ph.D.
                             J. Leighton Read, M.D.

                     PERFORMANCE MEASUREMENT COMPARISON(2)

    The following graph shows the total stockholder return of an investment of $100 in cash since the Company's initial public offering of Common Stock on November 19, 1996 through December 31, 1998 for (i) the Company's Common Stock,
(ii) the Nasdaq Stock Market (U.S.) Index ("Nasdaq") and (iii)) the Hambrecht & Quist Biotechnology Index ("H&Q Biotechnology"). All values assume reinvestment of the full amount of all dividends, although dividends have not been declared on the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             CV THERAPEUTICS, INC.        NASDAQ STOCK MARKET (U.S.)          HAMBRECHT & QUIST BIOTECHNOLOGY
11/19/96                         $100                              $100                                        $100
12/31/96                          $87                              $106                                         $98
12/31/97                         $126                              $130                                         $99
12/31/98                          $64                              $183                                        $151

------------------------

(2) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS

    The Company has provided Louis G. Lange, M.D., Ph.D., Chairman of the Board of Directors and Chief Executive Officer, with several loans. In August 1992, the Company provided a loan in the principal amount of $500,000 at an annual interest rate of 7.0%, pursuant to a promissory note secured by a deed of trust on Dr. Lange's residence (the "1992 Note"). In June 1993, the Company provided a loan in the principal amount of $25,000, at an annual interest rate of 5.33%, pursuant to a promissory note secured by a stock pledge of 2,500 shares of Common Stock held by Dr. Lange (the "1993 Note"). In June 1995, in connection with the exercise of an option to purchase Common Stock, the Company provided a loan in the principal amount of $37,500, at an annual interest rate of 7.31%, pursuant to a promissory note secured by a pledge of 15,000 shares of Common Stock held by Dr. Lange (the "1995 Note"). In August 1996, the Company provided a loan to Dr. Lange in the principal amount of $25,000, at an annual interest rate of 6.84%, pursuant to a promissory note secured by a pledge of 2,500 shares of Common Stock held by Dr. Lange (the "1996 Note").

    In September 1996, the Company amended all four notes. Under the terms of each amended note, the loans bear interest at the rate of 6.53% compounded semi-annually and the outstanding principal amount is due on the earliest of December 31, 2001, the termination of employment or a change in control. At the same time, the Company forgave all interest due on the four loans as of December 31, 1995 ($92,880). In addition, the Company will pay Dr. Lange the following amounts for mortgage assistance: $50,000 in 1997, $40,000 in 1998, $30,000 in 1999, $20,000 in 2000 and $10,000 in 2001. The forgiveness of the accrued interest on the notes to Dr. Lange was accounted for as compensation expense in the period in which the interest was deemed to have been forgiven.

    The largest aggregate principal amount outstanding on the four notes in 1998 was $437,500. Under the terms of an Amended and Restated Stock Pledge Agreement, the 1993 Note, 1995 Note and 1996 Note are secured by a stock pledge of 13,750 shares of Common Stock held by Dr. Lange. As of March 12, 1999, an aggregate principal amount of $437,500 remained outstanding on the four notes.

    In November 1998 the Board approved and in January 1999 the Company made a loan to Daniel K. Spiegelman who has served as the Chief Financial Officer of the Company since January 1998, in the principal amount of $50,000, at an annual interest rate of 4.64%, pursuant to a promissory note secured by a deed of trust on Mr. Spiegelman's residence. The outstanding principal amount is due on the earliest of December 31, 2003, the termination of employment or a change of control. At the same time, the Company will annually forgive 20% of the principal.

    In November 1998 the Board approved and in December 1998 the Company made a loan to Brent K. Blackburn, Ph.D., who has served as the Vice President, Developmental Research of the Company since October 1997, in the principal amount of $40,000, at an annual interest rate of 4.64%, pursuant to a promissory note secured by a deed of trust on Dr. Blackburn's residence. The outstanding principal amount is due on the earliest of December 31, 2003, the termination of employment or a change of control. At the same time, the Company will annually forgive 20% of the principal.

    In November 1998 the Board approved and the Company made a loan to Cynthia
L. Clark, Esq., who has served as General Counsel of the Company since October 1997, in the principal amount of $10,000, at an annual interest rate of 4.64%, pursuant to a promissory note. The outstanding amount is due on the earliest of November 1, 2003, the termination of employment or change of control. There is no principal due in the first year.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                          [LOGO]
                                          Alan C. Mendelson
                                          Secretary

March 30, 1999

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: DAN SPIEGELMAN, CV THERAPEUTICS, INC. 3172 PORTER DRIVE, PALO ALTO, CA 94304.

                              PLEASE DETACH HERE

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors, whether by        / / Vote FOR   / / Vote WITHHELD
   cumulative voting or otherwise, to hold      all nominees   from all nominees
   office until the 2002 Annual Meeting of
   Shareholders and until their successors are elected

   01 David P. Holveck   02 Barbara J. McNeil, M.D., Ph.D.
   03 J. Leighton Reid M.D.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR     --------------------------
ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        --------------------------

2. Ratification of the selection of          / / For   / / Against   / / Abstain
Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1999

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /
Indicate changes below:                    Date ________________________________

                                      ------------------------------------------


                                      ------------------------------------------
                                      Signature(s) in Box

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN YOUR TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OR CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.

CV THERAPEUTICS, INC.
3172 PORTER DRIVE, PALO ALTO, CA 94304                                    PROXY

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL
MEETING ON MAY 11, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Louis G. Lange, M.D., Ph.D. and Daniel K. Spiegelman, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. LogoSee reverse for voting instructions


                   SEE REVERSE SIDE FOR SIGNING INSTRUCTIONS